EXHIBIT 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 28, 2002 included in this Form 10-K into the Illinois Tool Works Inc.’s previously filed registration statements on Form S-8 (File No.’s 333-22035, 333-37068, 333-75767 and 333-69542), Form S-4 (File No.’s 333-02671, 333-25471 and 333-88801) and Form S-3 (File No.’s 33-5780 and 333-70691) and Premark International, Inc.’s previously filed registration statements on Form S-3 (File No.’s 33-35137 and 333-62105).

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 19, 2002